                                                                    Exhibit 21.1



                         SUBSIDIARIES OF THE REGISTRANT

                                                                  Jurisdiction
                 Company:                                         of Formation:
                 --------                                         -------------
            Marker Deutschland GmbH(1)                              Germany
            Marker USA(1)                                           Utah
            Marker Japan Co. Ltd.(1)                                Japan
            Marker Austria GmbH(1)                                  Austria
            Marker Canada, Ltd.(1)                                  Canada
            Marker Ltd.(1)                                          Utah
            Marker AG(1)                                            Switzerland
            DNR USA, Inc.(1)                                        Delaware
            DNR North America, Inc.(1)                              Delaware
            DNR Japan Co. Ltd.(1)                                   Japan
            DNR Sportsystem, Ltd.(2)                                Switzerland


            (1) Sold to Newco as of November 30, 1999 under the terms of the Purchase Agreement

            (2) Was an 80% owned subsidiary of Marker AG until September 1, 1998